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                                                                   Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 SPINCYCLE, INC.
                            (a Delaware corporation)
                                    *********
                         Adopted in accordance with the
                        provisions of Section 242 of the
                         General Corporation Law of the
                                State of Delaware
                                    *********
                           Incorporated March 14, 1997


         The undersigned, a natural person, hereby certifies that:

         This Amended and Restated Certificate of Incorporation ("Amended and Restated Certificate") of SpinCycle, Inc., originally incorporated on March 14, 1997 as SpinCycle Acquisition Corp., amends and restates the Restated Certificate of Incorporation of SpinCycle, Inc. ("Certificate"). The Certificate is hereby amended and restated to read in its entirety as follows:

         FIRST: The name of the corporation (hereinafter called the "Corporation") is SpinCycle, Inc.

         SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock (common and preferred) which the Corporation shall have authority to issue is One Million (1,000,000) shares with a par value of $0.01 per share; of which Six Hundred Thirty Thousand (630,000) shares shall be of Common Stock ("Common Stock"); One Hundred Thousand (100,000) shares shall be of Series A Convertible Preferred Stock ("Series A Stock"); One Hundred Fifty Thousand (150,000) shares shall be of Series B Convertible Preferred Stock ("Series B Stock"); and One Hundred Twenty Thousand (120,000) shares shall be of Series C Convertible Preferred Stock ("Series C Stock"). One vote shall be allowed for each share of common or preferred stock.

         FIFTH: The Corporation is to have perpetual existence.
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         SIXTH: Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders of any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders of the Corporation entitled to vote unless provisions for such classification shall be set forth in this Amended and Restated Certificate.


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                  3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                  4. Rights and Preferences of Series A Stock:

                           A. Dividends shall be payable on the Series A Stock out of funds legally available therefor only if and when declared by the Board of Directors. In no event shall any dividend be paid or declared (whether in cash, common stock or other securities or property of the Corporation), nor shall any distribution be made, on the common stock, unless holders of Series A Stock, Series B Stock and Series C Stock shall participate in such dividend on a pro rata basis with the holders of common stock, counting shares of Series A Stock, Series B Stock and Series C Stock on an as-if-converted basis.

                           B. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation shall be distributed to the holders of the outstanding shares of capital stock of the Corporation in the following priority: (i) the holders of the Series A Stock, Series B Stock and Series C Stock then outstanding shall first be entitled to receive an amount equal to the price paid the Corporation upon issuance for such stock ("Initial Payments") by the holder thereof or the predecessors of such holder (plus any declared but unpaid dividends); provided, however, that if the assets of the Corporation are insufficient to pay all such holders the amounts set forth in this section 4B, such holders shall share such assets pro rata based upon their relative Initial Payments; and (ii) the remainder shall be distributed pro rata to the holders of the Series A Stock, Series B Stock, Series C Stock and Common Stock, counting shares of Series A Stock, Series B Stock and Series C Stock on an as-if-converted basis.

                           C. The holders of record of Series A Stock and Series B Stock, voting as a single class, shall be entitled to elect one director to the Board of Directors.


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                           D. Without the affirmative vote or consent of holders
         of at least 76% of the Series A Stock at the time outstanding, voting separately as a class, this Corporation in a single transaction or a series of related transactions shall not sell all or substantially all of its assets, or consolidate with or merge into any other corporation or entity, or, engage in an exchange pursuant to which the holders of Common Stock are entitled to receive stock, securities, cash or assets (or a combination thereof) in exchange for such Common Stock, or dissolve or liquidate assets, or permit any other corporation or entity to consolidate or merge into it, except that any subsidiary of this Corporation may merge into another subsidiary or into this Corporation if this Corporation is the surviving entity of any such merger.

                           E. Each share of Series A Stock automatically shall be converted into Common Stock pursuant to the provisions below immediately prior to the closing of the first underwritten public offering pursuant to a Registration Statement on Form S-1 (or any successor form) by the Corporation of its Common Stock in which the aggregate gross proceeds to the Corporation are at least $5,000,000. The Corporation shall give notice to the holders of Series A Stock of such automatic conversion and may require the surrender of certificates representing Series A Stock before delivering certificates representing the Common Stock issued in such conversion. Upon conversion of the Series A Stock, any previously declared but unpaid dividends shall be paid to the holders thereof. The Corporation shall pay any transfer tax or fee applicable to conversion.

                           F. Each share of Series A Stock shall be convertible initially into an equal number of shares of Common Stock (the "Conversion Ratio"). The Conversion Ratio shall be the same for the Series A Stock, Series B Stock and Series C Stock. The number of shares of Common Stock to which a holder of the Series A Stock shall be entitled upon conversion is subject to adjustment from time to time as follows:

                           (i) In the event the Corporation shall (x) split or
                  subdivide its outstanding capital stock by reclassification or otherwise, or (y) combine its outstanding capital stock into a smaller number of shares of Common Stock by reclassification or otherwise, then, in any such event, the Conversion Ratio specified in this paragraph 4F(i) as in effect immediately prior to such split, subdivision or combination shall be adjusted so that the holder of any shares of Series A Stock, upon subsequent conversion thereof, shall be entitled to receive the number of shares of Common Stock which such holder would have been entitled to receive immediately after the happening of such event if such holder's shares of Series A Stock had been converted into shares of Common Stock immediately prior to the


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                  happening of such event and such holder had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by such holder as aforesaid during such period, subject to all further adjustments called for hereunder during such period. Such adjustment shall be made, in the case of a split, subdivision or combination, as of the effective date thereof.

                           (ii) If any capital reorganization or
                  reclassification of the capital stock of the Corporation or consolidation, merger or sale of all or substantially all of the assets of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful, adequate provision shall be made whereby the holders of the Series A Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified in such reorganization, reclassification, consolidation, sale or merger and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of the Series A Stock, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore receivable upon the conversion of the Series A Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of the Series A Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Ratio for the Series A Stock and of the number of shares receivable upon the conversion of the Series A Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of the Series A Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the surviving corporation (if other than this Corporation) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of the Series A Stock at the last address of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

                           (iii) The adjustment provisions of this paragraph 4F
                  may be waived or modified by the affirmative vote of the record holders (voting as


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                  a class) of at least eighty percent (80%) of the then
                  outstanding shares of Series A Stock.

                           G. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of the Series A Stock as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Series A Stock.

                           H. Notices required or permitted to be given hereunder shall be by mail, first class, postage prepaid, addressed:

                                    (i) If to the Corporation, at its principal
executive offices; or

                                    (ii) If to the record holders of Series A
Stock, at the addresses of such holders as shown on the books of the Corporation.

                  5.       Rights and Preferences of Series B Stock

                           A. Dividends shall be payable on the Series B Stock out of funds legally available therefor only if and when declared by the Board of Directors. In no event shall any dividend be paid or declared (whether in cash, Common Stock or other securities or property of the Corporation), nor shall any distribution be made, on the Common Stock, unless holders of Series A Stock, Series B Stock and Series C Stock shall participate in such dividend on a pro rata basis with the holders of Common Stock, counting shares of Series A Stock, Series B Stock and Series C Stock on an as-if-converted basis.

                           B. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation shall be distributed to the holders of the outstanding shares of capital stock of the Corporation in the following priority: (i) the holders of the Series A Stock, Series B Stock and Series C Stock then outstanding shall first be entitled to receive an amount equal to the Initial Payments by the holder thereof or the predecessors of such holder (plus any declared but unpaid dividends); provided, however, that if the assets of the Corporation are insufficient to pay all such holders the amounts set forth in this section 5B, such holders shall share such assets pro rata based upon their relative Initial Payments; and (ii) the remainder shall be distributed pro rata to the holders of Series A Stock, Series B Stock and Series C Stock and Common Stock, counting shares of Series A Stock, Series B Stock and Series C on an as-if-converted basis.


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                           C. The holders of record of Series A Stock and Series
         B Stock, voting as a single class, shall be entitled to elect one director to the Board of Directors.

                           D. Without the affirmative vote or consent of holders of at least 51% of the Series B Stock at the time outstanding, voting separately as a class, this Corporation, in a single transaction or a series of related transactions, shall not sell all or substantially all of its assets, or consolidate with or merge into any other corporation or entity or engage in an exchange pursuant to which the holders of Common Stock are entitled to receive stock, securities, cash or assets (or a combination thereof) in exchange for such Common Stock, or dissolve or liquidate assets, or permit any other corporation or entity to consolidate or merge into it, except that any subsidiary of this Corporation may merge into another subsidiary or into this Corporation if this Corporation is the surviving entity of any such merger.

                           E. Each share of Series B Stock automatically shall be converted into Common Stock pursuant to the provisions below immediately prior to the closing of the first underwritten public offering pursuant to a Registration Statement on Form S-1 (or any successor form) by the Corporation of its Common Stock in which the aggregate gross proceeds to the Corporation are at least $5,000,000. The Corporation shall give notice to the holders of Series B Stock of such automatic conversion and may require the surrender of certificates representing Series B Stock before delivering certificates representing the Common Stock issued in such conversion. Upon conversion of the Series B Stock, any previously declared but unpaid dividends shall be paid to the holders thereof. The Corporation shall pay any transfer tax or fee applicable to conversion.

                           F. Each share of Series B Stock shall be convertible initially into an equal number of shares of Common Stock in accordance with the Conversion Ratio. The number of shares of Common Stock to which a holder of the Series B Stock shall be entitled upon conversion is subject to adjustment from time to time as follows:

                                    (i) In the event the Corporation shall (x)
         split or subdivide its outstanding capital stock by reclassification or otherwise, or (y) combine its outstanding capital stock into a smaller number of shares of Common Stock by reclassification or otherwise, then, in any such event, the Conversion Ratio specified in this paragraph 5F(i) as in effect immediately prior to such split, subdivision or combination shall be adjusted so that the holder of any shares of Series B Stock, upon subsequent conversion thereof, shall be entitled to receive the number of shares of Common Stock which such holder would have been


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
entitled to receive immediately after the happening of such event if such holder's shares of Series B Stock had been converted into shares of Common Stock immediately prior to the happening of such event and such holder had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by such holder as aforesaid during such period, subject to all further adjustments called for hereunder during such period. Such adjustment shall be made, in the case of a split, subdivision or combination, as of the effective date thereof.

                                    (ii) If any capital reorganization or
         reclassification of the capital stock of the Corporation or consolidation, merger or sale of all or substantially all of the assets of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful, adequate provision shall be made whereby the holders of the Series B Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified in such reorganization, reclassification, consolidation, sale or merger and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of the Series B Stock, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore receivable upon the conversion of the Series B Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of the Series B Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Ratio for the Series B Stock and of the number of shares receivable upon the conversion of the Series B Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of the Series B Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the surviving corporation (if other than this Corporation) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of the Series B Stock at the last address of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

                                    (iii) The adjustment provisions of this
         paragraph 5F may be waived or modified by the affirmative vote of the record holders (voting as a


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
         class) of at least fifty-one percent (51%) of the then outstanding shares of Series B Stock.

                           G. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of the Series B Stock as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Series B Stock.

                           H. Notices required or permitted to be given hereunder shall be by mail, first class, postage prepaid, addressed:

                                    (i) If to the Corporation, at its principal
executive offices; or

                                    (ii) If to the record holders of Series B
Stock, at the addresses of such holders as shown on the books of the Corporation.

                  6.       Rights and Preferences of Series C Stock

                           A. Dividends shall be payable on the Series C Stock out of funds legally available therefor only if and when declared by the Board of Directors. In no event shall any dividend be paid or declared (whether in cash, Common Stock or other securities or property of the Corporation), nor shall any distribution be made, on the Common Stock, unless holders of Series A Stock, Series B Stock and Series C Stock shall participate in such dividend on a pro rata basis with the holders of Common Stock, counting shares of Series A Stock, Series B Stock and Series C Stock on an as-if-converted basis.

                           B. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation shall be distributed to the holders of the outstanding shares of capital stock of the Corporation in the following priority: (i) the holders of the Series A Stock, Series B Stock and Series C Stock then outstanding shall first be entitled to receive an amount equal to the Initial Payments by the holder thereof or the predecessors of such holder (plus any declared but unpaid dividends); provided, however, that if the assets of the Corporation are insufficient to pay all such holders the amounts set forth in this section 6B, such holders shall share such assets pro rata based upon their relative Initial Payments; and (ii) the remainder shall be distributed pro rata to the holders of Series A Stock, Series B Stock, Series C Stock and Common Stock, counting shares of Series A Stock, Series B Stock and Series C Stock on an as-if-converted basis.


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
                           C. The holders of record of Series C Stock, voting as a single class, shall be entitled to elect one director to the Board of Directors.

                           D. Without the affirmative vote or consent of holders of at least 51% of the Series C Stock at the time outstanding, voting separately as a class, this Corporation, in a single transaction or a series of related transactions, shall not sell all or substantially all of its assets, or consolidate with or merge into any other corporation or entity or engage in an exchange pursuant to which the holders of Common Stock are entitled to receive stock, securities, cash or assets (or a combination thereof) in exchange for such Common Stock, or dissolve or liquidate assets, or permit any other corporation or entity to consolidate or merge into it, except that any subsidiary of this Corporation may merge into another subsidiary or into this Corporation if this Corporation is the surviving entity of any such merger.

                           E. Each share of Series C Stock automatically shall be converted into Common Stock pursuant to the provisions below immediately prior to the closing of the first underwritten public offering pursuant to a Registration Statement on Form S-1 (or any successor form) by the Corporation of its Common Stock in which the aggregate gross proceeds to the Corporation are at least $5,000,000. The Corporation shall give notice to the holders of Series C Stock of such automatic conversion and may require the surrender of certificates representing Series C Stock before delivering certificates representing the Common Stock issued in such conversion. Upon conversion of the Series C Stock, any previously declared but unpaid dividends shall be paid to the holders thereof. The Corporation shall pay any transfer tax or fee applicable to conversion.

                           F. Each share of Series C Stock shall be convertible initially into an equal number of shares of Common Stock in accordance with the Conversion Ratio. The number of shares of Common Stock to which a holder of the Series C Stock shall be entitled upon conversion is subject to adjustment from time to time as follows:

                                    (i) In the event the Corporation shall (x)
         split or subdivide its outstanding capital stock by reclassification or otherwise, or (y) combine its outstanding capital stock into a smaller number of shares of Common Stock by reclassification or otherwise, then, in any such event, the Conversion Ratio specified in this paragraph 6F(i) as in effect immediately prior to such split, subdivision or combination shall be adjusted so that the holder of any shares of Series C Stock, upon subsequent conversion thereof, shall be entitled to receive the number of shares of Common Stock which such holder would have been entitled to receive immediately after the happening of such event if such holder's


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
         shares of Series C Stock had been converted into shares of Common Stock immediately prior to the happening of such event and such holder had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by such holder as aforesaid during such period, subject to all further adjustments called for hereunder during such period. Such adjustment shall be made, in the case of a split, subdivision or combination, as of the effective date thereof.

                                    (ii) If any capital reorganization or
         reclassification of the capital stock of the Corporation or consolidation, merger or sale of all or substantially all of the assets of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful, adequate provision shall be made whereby the holders of the Series C Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified in such reorganization, reclassification, consolidation, sale or merger and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of the Series C Stock, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore receivable upon the conversion of the Series C Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of the Series C Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Ratio for the Series C Stock and of the number of shares receivable upon the conversion of the Series C Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of the Series C Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the surviving corporation (if other than this Corporation) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of the Series C Stock at the last address of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

                                    (iii) The adjustment provisions of this
         paragraph 6F may be waived or modified by the affirmative vote of the record holders (voting as a class) of at least fifty-one percent (51%) of the then outstanding shares of Series C Stock.

                           G. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of the Series C Stock as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Series C Stock.

                           H. Notices required or permitted to be given hereunder shall be by mail, first class, postage prepaid, addressed:

                                    (i) If to the Corporation, at its principal
executive offices; or

                                    (ii) If to the record holders of Series C
Stock, at the addresses of such holders as shown on the books of the Corporation.

         EIGHTH: The personal liability of a director of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         NINTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         TENTH: From time to time, any of the provisions of this Amended and Restated Certificate may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

DATED:            April 27, 1998

                                      /s/ Susan M. Hermann
                                      ------------------------------------------
                                      Susan M. Hermann, Assistant Secretary


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